NEWS RELEASE
800 Gessner • Suite 500 • Houston, TX 77024
AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700
	Senior Vice President and CFO	John C. Rickel	(713) 647-5700
	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700
AT Fleishman-Hillard:	Investors	John Roper	(713) 513-9505
AT Pierpont Communications:	Media	Clint L. Woods	(713) 627-2223

FOR IMMEDIATE RELEASE
THURSDAY, MARCH 19, 2009

GROUP 1 AUTOMOTIVE TO PRESENT AT SIDOTI & COMPANY
INSTITUTIONAL INVESTOR FORUM

HOUSTON, March 19, 2009 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that executive management will present at Sidoti & Company’s Thirteenth Annual New York Emerging Growth Institutional Investor Forum. The presentation will provide an overview of Group 1’s fourth-quarter financial results, as well as its outlook and strategy for 2009.

Group 1 is scheduled to present at the Grand Hyatt New York hotel in New York, N.Y., on March 25, at
8:30 a.m. EDT. The presentation will not be webcast, however, a slide presentation will be available on the Investor Relations section of Group 1’s website at www.group1auto.com.

About Group 1 Automotive Inc.
Group 1 owns and operates 100 automotive dealerships, 133 franchises, and 25 collision service centers in the United States and the United Kingdom that offer 31 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.